Exhibit 99.2

1 Second Quarter 2015 Results Investor Conference Call July 31, 2015 Quaker Chemical Corporation

Regulation G The attached charts include Company information that does not conform to generally accepted accounting principles ( “GAAP”). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consis tent with similar measures provided by other companies. This data should b e read in conjunction with the C ompany’s second quarter earnings news release dated July 30, 2015, which has been furnished to the SEC on Form 8-K and the Company’s Form 10-Q for the quarterly period ended June 30, 2015, which has been filed with the SEC. Forward-Looking Statements This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that the Company’s demand is largely derived from the demand for its customers’ products, which subjects the Company to downturns in a customer’s business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, future terrorist attacks and other acts of violence. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. Risks and Uncertainties Statement

Speakers Michael F. Barry Chairman of the Board, Chief Executive Officer & President Margaret M. Loebl Vice President, Chief Financial Officer & Treasurer Robert T. Traub Vice President, General Counsel & Corporate Secretary Chart #1

Second Quarter 2015 Headlines ▪ Solid operating results drive 4% increase in non - GAAP earnings per diluted share, despite a negative impact of 8% from foreign exchange ▪ Market share gains and acquisitions offset difficult market conditions and foreign exchange ▪ Strong quarterly operating cash flow generation of $19 million Chart #2

Chairman Comments Second Quarter 2015 ▪ Second Quarter 2015 x Foreign exchange headwinds continue to have the most significant impact on earnings x Market share gains, margin expansion, and acquisitions offset difficult market conditions and foreign exchange impact x Consistent earnings despite challenges from a global steel decline of 2% and price adjustments on lower raw material costs x Strong operating cash flow and balance sheet enable key strategic initiatives and acquisitions, including today’s acquisition of Verkol S.A. ▪ 2015 Outlook x Continued foreign exchange impacts expected from strong U.S. Dollar x Global market challenges on weak economic conditions x Anticipate market share gains and acquisition leverage will continue to compensate various market challenges “Overall, we remain confident in our future and expect our full year 2015 non - GAAP earnings to increase modestly over 2014, leading to our sixth consecutive year of earnings improvement.” -- Michael F. Barry, Chairman, CEO & President Chart #3

1) Solid operating results drive quarterly non - GAAP earnings per diluted share of $1.15, up 4% from $1.11 in prior year quarter – Negative impact of $0.09 per diluted share, or 8%, due to foreign exchange 2) Quarterly sales up 4% on volumes, including recent acquisitions, offset by 7% decline from foreign currency translation 3) Increased gross margin in the current quarter driven by timing of certain raw material cost decreases 4) Lower year - over - year effective tax rate 5) Strong quarterly operating cash flow generation of $19.2 million 6) Continued strength in balance sheet for future acquisitions Chief Financial Officer – Highlights Second Quarter 2015 Chart #4

Product Volume by Quarter

Thousand Kilograms


60,000
55,000
50,000
45,000
40,000
35,000
30,000
25,000
4Q08 YTD Avg.
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15

Chart #5

Financial Snapshot Q2 2015 Q2 2014 YTD 2015 YTD 2014 Net Sales ($Mils.) 183.7 191.3 365.1 373.0 Gross Margin (%) 38.4 35.7 37.5 35.7 Operating Margin (%) 11.7 10.9 10.8 10.8 Net Income attributable to Quaker Chemical Corporation ($Mils.) 15.0 15.4 25.4 28.2 Adjusted EBITDA ($Mils.) – Trailing Twelve Months 99.7 93.4 -- -- Adjusted EBITDA Margin (%) 13.2 12.6 -- -- Earnings Per Diluted Share 1.13 1.16 1.90 2.13 Non - GAAP Earnings Per Diluted Share 1.15 1.11 2.08 2.07 Debt ($Mils.) 62.1 26.0 -- -- Equity ($Mils.) 378.5 364.7 -- -- Net Operating Cash Flow ($Mils.) 19.2 10.1 27.3 8.3 Chart #6

Gross Margin Percentage 28.0% 34.7% 35.4% 32.6% 33.7% 35.8% 35.7% 37.5% 20.0% 25.0% 30.0% 35.0% 40.0% 2008 2009 2010 2011 2012 2013 2014 YTD 2015 Gross Margin Percentage 35.7% 35.4% 35.9% 36.6% 38.4% 20.0% 25.0% 30.0% 35.0% 40.0% Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Gross Margin Percentage Chart #7

Adjusted EBITDA Baseline Historical Performance $40.1 $66.8 $73.0 $80.9 $89.6 $99.8 $99.7 $44.2 9.8% 12.3% 10.7% 11.4% 12.3% 13.0% 13.2% 6.9% 2008 2009 2010 2011 2012 2013 2014 Trailing Twelve Months Q2 2015 Adjusted EBITDA ($ Mils.) Adjusted EBITDA Margin (%) 2008 – 2015 CAGR: 13.9% +630 Margin bps Chart #8

Balance Sheet Net Cash / (Debt) -$100 -$80 -$60 -$40 -$20 $0 $20 $40 $60 $80 2008 2009 2010 2011 2012 2013 2014 Q2 2015 $ Millions Cash ST/LT Debt Net Debt Chart #9

APPENDIX

Non - GAAP Earnings Per Diluted Share Reconciliation Chart #10 Q2 2015 Q2 2014 YTD 2015 YTD 2014 GAAP earnings per diluted share 1.13$ 1.16$ 1.90$ 2.13$ Equity loss (income) in a captive insurance company per diluted share 0.01$ (0.09)$ (0.05)$ (0.15)$ U.K. pension plan amendment per diluted share -$ -$ -$ 0.05$ U.S. customer bankruptcy per diluted share 0.01$ -$ 0.01$ -$ Cost streamlining initiatives per diluted share -$ 0.02$ 0.01$ 0.02$ Currency conversion impact of the Venezuelan Bolivar Fuerte per diluted share -$ 0.02$ 0.21$ 0.02$ Non-GAAP earnings per diluted share 1.15$ 1.11$ 2.08$ 2.07$

Adjusted EBITDA Reconciliation 2008 2009 2010 2011 2012 2013 2014 Net income 9,833 16,058 32,120 45,892 47,405 56,339 56,492 Depreciation 10,879 9,525 9,867 11,455 12,252 12,339 12,306 Amortization 1,177 1,078 988 2,338 3,106 3,445 4,325 Interest expense 5,509 5,533 5,225 4,666 4,283 2,922 2,371 Taxes on income 4,977 7,065 12,616 14,256 15,575 20,489 23,539 Restructuring and related activities 2,916 2,289 - - - - - Non-income tax contingency charge - - 4,132 - - 796 - Equity affiliate out of period charge - - 564 - - - - Mineral oil excise tax refund - - - - - (2,540) - Transition costs related to key employees 3,505 2,443 1,317 - 609 - - Non-cash gain from the purchase of an equity affiliate - - - (2,718) - - - Change in acquisition-related earnout liability - - - (595) (1,737) (497) - Equity loss (income) from a captive insurance company 1,299 162 (313) (2,323) (1,812) (5,451) (2,412) Currency conversion impacts of the Venezuelan Bolivar - - 322 - - 357 321 Customer Bankruptcies - - - - 1,254 - 825 Cost streamlining initiatives - - - - - 1,419 1,166 U.K. pension plan amendment - - - - - - 902 Adjusted EBITDA 40,095 44,153 66,838 72,971 80,935 89,618 99,835 Adjusted EBITDA Margin 6.9% 9.8% 12.3% 10.7% 11.4% 12.3% 13.0% Chart #11

Trailing Twelve Months Adjusted EBITDA Reconciliation

Quaker
It's what's inside that counts.

	I = G + H	H	G = F - D	F	E = C + D	D	C = B - A	B	A
	Trailing Twelve Months Q2 2015	YTD Q2 2015	Last Six Months 2014	YTD 2014	Trailing Twelve Months Q2 2014	YTD Q2 2014	Last Six Months 2013	YTD 2013	YTD Q2 2013
Net income	53,751	25,416	28,335	56,492	54,794	28,157	26,637	56,339	29,702
Depreciation	12,339	6,117	6,222	12,306	12,298	6,084	6,214	12,339	6,125
Amortization	5,944	3,247	2,697	4,325	3,310	1,628	1,682	3,445	1,763
Interest expense	2,459	1,194	1,265	2,371	2,522	1,106	1,416	2,922	1,506
Taxes on income	21,538	11,083	10,455	23,539	22,612	13,084	9,528	20,489	10,961
Non-income tax contingency	-	-	-	-	796	-	796	796	-
Mineral oil excise tax refund	-	-	-	-	-	-	-	(2,540)	(2,540)
Change in acquisition-related earnout liability	-	-	-	-	(1,172)	-	(1,172)	(497)	675
Equity income from a captive insurance company	(1,036)	(695)	(341)	(2,412)	(4,391)	(2,071)	(2,320)	(5,451)	(3,131)
Currency conversion impacts of the Venezuelan Bolivar	2,806	2,806	-	321	321	321	-	357	357
Customer bankruptcies	936	111	825	825	-	-	-	-	-
Cost streamlining initiatives	991	173	818	1,166	1,365	348	1,017	1,419	402
U.K. pension plan amendment	-	-	-	902	902	902	-	-	-
Adjusted EBITDA	99,728	49,452	50,276	99,835	93,357	49,559	43,798	89,618	45,820
Adjusted EBITDA Margin	13.2%	13.5%	12.8%	13.0%	12.6%	13.3%	11.9%	12.3%	12.7%

Chart #12